UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 30, 2007
QUOVADX, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29273	85-0373486

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7600 E. Orchard Road, Suite 300S Greenwood Village, CO	80111

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (303) 488-2019

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 2.01 Completion of Acquisition or Disposition of Assets.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 8.01 Other Events.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
Exhibit Index
Agreement and Plan of Merger
Voting Agreement
Stock Purchase Agreement
Press Release
Presentation

Item 1.01       Entry into a Material Definitive Agreement.
Sale of CareScience, Inc.
     The information contained in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.
Agreement and Plan of Merger
     On April 1, 2007, Quovadx, Inc. (“Quovadx”) entered into the Agreement and Plan of Merger (the “Merger Agreement”) with Quartzite Holdings, Inc., a subsidiary of Battery Ventures (“Acquirer”), and Acquirer’s wholly-owned subsidiary (“Merger Sub”), in a transaction valued at $136.7 million (the “Merger”). The Merger Agreement and the transactions contemplated thereby were approved by Quovadx’s Board of Directors and recommended to Quovadx’s shareholders on April 1, 2007. Quovadx, Acquirer and Merger Sub are sometimes referred to herein as the “Parties.”
     Pursuant to the Merger Agreement, at the effective time of the Merger, Merger Sub will merge with and into Quovadx, with Quovadx continuing as the surviving corporation. All Quovadx common shares issued and outstanding (excluding shares held by any shareholders who perfect their dissenters’ rights) will be immediately and automatically converted into the right to receive, in the aggregate, $136.7 million, or approximately $3.15 per share in cash, subject to a working capital adjustment. All outstanding “in-the-money” options will be accelerated and at closing of the merger will be immediately and automatically converted into the right to receive the difference between $3.15 per option in cash and the exercise price of such option.
     Quovadx, Acquirer and Merger Sub have made customary representations, warranties and covenants in the Merger Agreement, including, among others, Quovadx’s covenant not to, and not to permit any affiliate of Quovadx to, solicit alternative transactions or, subject to certain exceptions, participate in discussions relating to any alternative transaction.
     Consummation of the Merger, which is currently expected to occur in approximately 90 days, is contingent upon customary closing conditions, regulatory approval and the approval of Quovadx’s shareholders. The Merger Agreement contains certain termination rights for Quovadx and Acquirer, and provides that, upon termination of the Merger Agreement under specified circumstances, Quovadx will be required to pay Acquirer a break-up fee of approximately 3.5% of transaction value.
     The foregoing description of the Merger Agreement does not purport to be complete, and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 hereto, and is incorporated by reference.
     In addition, the officers and directors have entered into a voting agreement (the “Voting Agreement”) under which they agree to vote their shares, representing beneficial ownership of approximately 4.0 million shares or 8.83% of Quovadx’s common stock, in favor of the merger and against competing proposals. The foregoing description of the Voting Agreement does not purport to be complete, and is qualified in its entirety by reference to the Voting Agreement, which is attached as Exhibit 2.2 hereto, and is incorporated by reference.
     On April 2, 2007, Quovadx issued a press release relating to the merger, a copy of which is attached as Exhibit 99.1. The information contained in the press release is incorporated herein by reference.
Cautionary Statements
     The Merger Agreement has been included to provide investors with information regarding its terms. Except for its status as the contractual document that establishes and governs the legal relations among the Parties thereto with respect to the transactions described above, the Merger Agreement is not intended to be a source of factual, business or operational information about the Parties.
     The representations, warranties and covenants made by the Parties in the Merger Agreement are qualified and limited, including by information in the schedules referenced in the Merger Agreement that Quovadx delivered in connection with the execution of the Merger Agreement. Representations and warranties may be used as a tool to allocate risks between the respective parties to the Merger Agreement, including where the parties do not have complete knowledge of all facts, instead of establishing such matters as facts. Furthermore, the representations and warranties may be subject to standards of materiality applicable to the contracting parties, which may differ from those applicable to investors. These representations and warranties may or may not have been accurate as of any specific date and do not purport to be accurate as of the date of this filing. Accordingly, they should not be relied upon as statements of factual information. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Quovadx or its affiliates.
     This report is being made in respect of a proposed merger transaction involving Quovadx, Acquirer and Merger Sub. In connection with the transaction, Quovadx will file with the SEC a proxy statement on Schedule 14A and other documents concerning the proposed transaction as soon as practicable. Before making any voting or investment decision, shareholders are urged to read these documents carefully and in their entirety when they become available because they will contain important information about the proposed transaction.
     The final proxy statement will be mailed to Quovadx’s shareholders. In addition, the proxy statement and other documents will be available free of charge at the SEC’s Internet web site, www.sec.gov. When available, the proxy statement and other pertinent documents also may be obtained for free at Quovadx’s web site, www.quovadx.com, or by contacting Linda Wackwitz, Executive Vice President, Chief Legal Officer and Secretary of Quovadx, at telephone number (720) 554-1223.
     Quovadx and its directors and officers and other members of management and employees may be deemed to be participants in the solicitation of proxies with respect to the proposed transactions. Information regarding Quovadx’s directors and executive officers is detailed in its proxy statements and annual reports on Form 10-K, previously filed with the SEC, and the proxy statement relating to the proposed transactions, when it becomes available.
     This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.
Item 2.01       Completion of Acquisition or Disposition of Assets.
     On March 30, 2007, Premier, Inc., a Delaware corporation (“Premier”), acquired 100% of the shares of common stock of CareScience, Inc., a Pennsylvania corporation (“CareScience”), a wholly-owned subsidiary of Quovadx for $34.9 million pursuant to a stock purchase agreement (the “Stock Purchase Agreement”). The Stock Purchase Agreement contains customary representations and warranties of the parties and other customary provisions. The purchase price is subject to an adjustment based on confirmation of working capital at March 31, 2007. Quovadx closed its sale of 100% of the shares of common stock of CareScience to Premier simultaneously with its entry into the Stock Purchase Agreement.
     The above summary is qualified in its entirety by reference to the full text of the Stock Purchase Agreement, a copy of which is attached as Exhibit 2.3. The information contained in the Stock Purchase Agreement is incorporated herein by reference.
     On April 2, 2007, Quovadx issued a press release relating to the sale, a copy of which is attached as Exhibit 99.1. The information contained in the press release is incorporated herein by reference.
     The first and second paragraphs of the sub-heading “Cautionary Statements” under Item 1.01 are incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     In connection with the completion of the sale of CareScience described in Item 2.01 above, the service of Thomas H. Zajac as Executive Vice President of Quovadx and President of CareScience was terminated effective March 30, 2007. Mr. Zajac will receive severance and other payments in accordance with the terms of his employment agreement and the transaction bonus plan. In connection with the sale of CareScience and Mr. Zajac’s termination, the compensation committee of the board of directors accelerated all restricted stock and options of Mr. Zajac. Quovadx has no plans to replace Mr. Zajac. Mr. Zajac entered into a consulting agreement with Premier effective April 1, 2007.
     Reference to the severance provisions in Mr. Zajac’s employment agreement is qualified in its entirety by reference to the full text of Mr. Zajac’s employment agreement, which is attached as Exhibit 10.1, and subsequent amendment to that employment agreement, which is attached as Exhibit 10.2. The information contained in Mr. Zajac’s employment agreement and the amendment to that employment agreement is incorporated herein by reference.
     Reference to the transaction bonus plan is qualified in its entirety by reference to the full text of the transaction bonus plan, which is attached as Exhibit 10.3. The information contained in the transaction bonus plan is incorporated herein by reference.
Item 8.01       Other Events.
Press Release
     On April 2, 2007, Quovadx issued a Press Release announcing the sale of CareScience on March 30, 2007 and its entry into the Merger Agreement on April 1, 2007. The Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Investors Conference Call
     On April 2, 2007, Quovadx management plans to hold a conference call with investors to discuss the March 30, 2007 sale of its CareScience division to Premier and the April 1, 2007 entry into a definitive agreement with Acquirer to sell the remainder of Quovadx. The presentation is based on the Press Release and related disclosures made in this Current Report on Form 8-K filed on April 2, 2007. The presentation is attached as Exhibit 99.2 to this Current Report on Form 8-K. The information contained in Exhibit 99.2 is incorporated herein by reference.
     Quovadx believes that such presentation provides useful information to management and to investors.
Item 9.01       Financial Statements and Exhibits.
(a) Not applicable
(b) Pro forma financial information
     The pro forma financial information required as part of this item is to be provided by amendment at a future date.
(c) Not applicable
(d) Exhibits
2.1	Agreement and Plan of Merger, dated as of April 1, 2007, by and among Quovadx, Inc., Quartzite Holdings, Inc. and Quartzite Acquisition Sub, Inc.

2.2	Voting Agreement among Quartzite Holdings, Inc. and certain shareholders of Quovadx, Inc. named therein dated April 1, 2007

2.3	Stock Purchase Agreement between Quovadx, Inc., CareScience, Inc. and Premier, Inc. dated March 30, 2007

10.1	Employment Agreement, dated as of April 1, 2005, by and between Quovadx, Inc. and Thomas Zajac (incorporated by reference to Exhibit 10.26 to the Annual Report on Form 10-K of Quovadx, Inc. for the year ended December 31, 2006, filed on March 9, 2007)

10.2	Amendment to Employment Agreement between Quovadx, Inc. and Thomas Zajac, dated as of August 29, 2006 (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K of Quovadx, Inc., filed on August 31, 2006)

10.3	Executive Transaction Bonus Plan, effective as of August 31, 2006 (incorporated by reference to Exhibit 10.8 to the Current Report on Form 8-K of Quovadx, Inc, filed on August 31, 2006)

99.1	Press Release dated April 2, 2007

99.2	April 2, 2007 Investor Presentation entitled: “Conclusion of Quovadx Strategic Review: The Clearest Path to Value”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Quovadx, Inc. (Registrant)
By:	/s/ Harvey A. Wagner
Name:	Harvey A. Wagner
Title:	President and Chief Executive Officer

Dated: April 2, 2007

Exhibit Index

Exhibit No.

2.1	Agreement and Plan of Merger, dated as of April 1, 2007, by and among Quovadx, Inc., Quartzite Holdings, Inc. and Quartzite Acquisition Sub, Inc.

2.2	Voting Agreement among Quartzite Holdings, Inc. and certain shareholders of Quovadx, Inc. named therein dated April 1, 2007

2.3	Stock Purchase Agreement between Quovadx, Inc., CareScience, Inc. and Premier, Inc. dated March 30, 2007

10.1	Employment Agreement, dated as of April 1, 2005, by and between Quovadx, Inc. and Thomas Zajac (incorporated by reference to Exhibit 10.26 to the Annual Report on Form 10-K of Quovadx, Inc. for the year ended December 31, 2006, filed on March 9, 2007)

10.2	Amendment to Employment Agreement between Quovadx, Inc. and Thomas Zajac, dated as of August 29, 2006 (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K of Quovadx, Inc., filed on August 31, 2006)

10.3	Executive Transaction Bonus Plan, effective as of August 31, 2006 (incorporated by reference to Exhibit 10.8 to the Current Report on Form 8-K of Quovadx, Inc, filed on August 31, 2006)

99.1	Press Release dated April 2, 2007

99.2	April 2, 2007 Investor Presentation entitled: “Conclusion of Quovadx Strategic Review: The Clearest Path to Value”